Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.3 to the Registration Statement on Form F-1 of China Rapid Finance Limited of our report dated February 21, 2017 relating to the financial statements which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 27, 2017

      PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

      2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

      T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com